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Exhibit 23.4

CONSENT OF STANDARD & POOR'S CORPORATE VALUE CONSULTING

        We hereby consent to the use of our name in the Registration Statement on Form S-1 DavCo Acquisition Holding Inc. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ STANDARD AND POOR'S CORPORATE VALUE CONSULTING Standard and Poor's Corporate Value Consulting
June 4, 2004

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CONSENT OF STANDARD & POOR'S CORPORATE VALUE CONSULTING